Exhibit 1

                        [FORM OF UNDERWRITING AGREEMENT]


                        MILLENNIUM BANKSHARES CORPORATION

                                  Common Stock
                                ($5.00 par value)

                             UNDERWRITING AGREEMENT


                                ________ __, 2001




McKinnon & Company, Inc.
555 Main Street, Suite 1212
Norfolk, Virginia 23510

Ladies and Gentlemen:

         Millennium Bankshares Corporation, a Virginia corporation (the "Company"), proposes to employ you (the "Underwriter") to advise the Company in the structure of a public offering of the Company's Common Stock, par value $5.00 per share (the "Common Stock"), and, as agent of the Company, to assist in the sale on a best efforts basis of 1,150,000 shares of the Common Stock (collectively, the "Shares") in the public offering (the "Public Offering").

         You have advised the Company (a) that you are authorized to enter into this Agreement and (b) that you are willing to sell the Shares on a best efforts basis as agent for the Company.

         In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the Company and the Underwriter hereby agree as follows:

         1. Representations and Warranties of the Company. The Company represents and warrants as follows:

                  (a) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement on Form SB-2 (File No. 333-72500), including a preliminary prospectus, relating to the Shares. Such registration statement as amended at the time that it becomes effective is referred to collectively in this Agreement as the "Registration Statement," and the prospectuses in the form filed with the Commission as part of the


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Registration  Statement  or  pursuant  to its Rule  424(b),  if any,  after  the
Registration Statement becomes effective are referred to collectively as the "Prospectus."

                  (b) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto when so filed complied in all material respects with the provisions of the Securities Act; except that this representation and warranty does not apply to statements in or omissions from any such preliminary prospectus (or any amendment or supplement thereto) made in reliance upon and conformity with information relating to the Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.

                  (c) The Registration Statement in the form in which it becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective, and the Prospectus filed as part of the Registration Statement and in the form first filed with the Commission under its Rule 424(b), if any, and when any supplement thereto is filed with the Commission, will comply in all material respects with the provisions of the Securities Act and will not contain at any such times an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus (or any amendment or supplement thereto) made in reliance upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein.

                  (d) All the outstanding shares of Common Stock of the Company are duly authorized and validly issued, fully paid and nonassessable and free of preemptive or similar rights; the Shares to be issued and sold by the Company have been duly authorized and upon delivery to the subscribers therefor (the "Subscribers") against payment therefor in accordance with the terms hereof, will have been validly issued and fully paid and will be nonassessable and free of preemptive or similar rights; and the Common Stock conforms in all material respects to the description thereof in the Registration Statement and the Prospectus (or any amendment or supplement thereto).

                  (e) The Company and its wholly owned subsidiary, Millennium Bank, National Association (the "Bank"), are duly organized and validly existing and in good standing under Virginia law and the regulations promulgated by the Office of the Comptroller of the Currency. The other subsidiaries of the Company and the Bank, which are listed in Exhibit A to this Agreement (together with the Bank, the "Subsidiaries"), are duly organized and validly existing and in good standing under the laws of their respective state or other jurisdiction of incorporation or organization. The Company and the Subsidiaries are duly qualified to do business and are in good standing in all jurisdictions that require such qualification or in which the failure to qualify in such jurisdictions could have, in the aggregate, any material adverse effect on the business, condition or properties of the Company or any of the Subsidiaries. The Company and the Subsidiaries hold all material licenses, certificates and permits from


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governmental  authorities  necessary  for the  conduct  of their  businesses  as described in the Prospectus and own, or possess adequate rights to use, all material rights necessary for the conduct of their business and have not received any notice of conflict with the asserted rights of others in respect thereof; and the Company and the Subsidiaries have the corporate power and authority to own their properties and conduct their businesses as described in the Prospectus.

                  (f) All of the outstanding shares of capital stock or ownership interests, as applicable, of the Subsidiaries are owned by the Company or the Bank, as indicated on Exhibit A, have been duly authorized and are validly issued, fully paid and nonassessable and are owned by the Company free and clear of any lien, claim, security interest or other encumbrance.

                  (g) The Company and the Subsidiaries have good and marketable title to all property described in the Prospectus as being owned by them, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectus (or any amendment or supplement thereto or in a document filed as an exhibit to the Registration Statement) or such as are not material and do not interfere in any material respect with the use of the property or the conduct of the business of the Company and the Subsidiaries taken as a whole, and the property held under lease by the Company and the Subsidiaries is held by them under valid and enforceable leases with only such exceptions as in the aggregate are not material and do not interfere in any material respect with the conduct of the business of the Company and the Subsidiaries taken as a whole; provided that no representation or warranty is made hereby to the title of the lessor of any such property.

                  (h) There are no legal or governmental proceedings pending, or to the knowledge of the Company threatened, required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) that are not described as required, and there is no contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

                  (i) Neither the Company nor any of the Subsidiaries is in violation of their articles of incorporation or bylaws or articles of organization or operating agreement, as applicable, or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any Subsidiary is a party or by which its assets are bound. Neither the issuance nor the sale of the Shares nor the execution and delivery of this Agreement nor the performance of the obligations of the Company set forth herein nor the consummation of the transactions herein contemplated requires any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except such as may be required under the Securities Act or other securities laws or Blue Sky laws) or will conflict with or constitute a breach of, or default under, the articles of incorporation or bylaws or articles of organization or operating agreement, as applicable, of the Company or any of the Subsidiaries, or constitute a breach or default under


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any agreement,  indenture or other instrument to which the Company or any of the
Subsidiaries is a party or by which either of them or any of their property is bound, or any law, administrative regulation or ruling or court decree applicable to the Company or any of the Subsidiaries or any of their properties, which breach or default is material to the business or property of the Company and the Subsidiaries taken as a whole.

                  (j) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), the Company has not incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company or the Bank taken as a whole, and there has not been any material change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or the Bank, or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), business, net worth or results of operations of the Company and the Bank taken as a whole.

                  (k) Thompson, Greenspon & Co., P.C., who have certified certain of the financial statements filed with the Commission as part of the Registration Statement and the Prospectus, have consented in writing to the inclusion of their report in the Prospectus and are independent public accountants as required by the Securities Act.

                  (l) The Company's financial statements, together with related schedules and notes, forming part of the Registration Statement and the Prospectus, present fairly the financial position and the results of operations of the Company and the Subsidiaries at the respective dates or for the respective periods to which they apply; said statements and related notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the financial and statistical information and data set forth in the Registration Statement and the Prospectus is fairly presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries. The Company and the Subsidiaries have no material contingent obligations that are not disclosed in the Registration Statement and the Prospectus, as they may be amended or supplemented.

                  (m) No holders of securities of the Company have rights to the registration of such securities in the Public Offering.

                  (n) The Company and the Subsidiaries have filed all federal, state and foreign income tax returns that have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due, and are not being contested in good faith.

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                  (o)      The Company and the  Subsidiaries  hold all  material
licenses, certificates and permits from governmental authorities that are necessary to the conduct of their businesses; and neither the Company nor any of the Subsidiaries have infringed any patents, patent rights, trade names, trademarks or copyrights in any manner material to the business of the Company and the Subsidiaries taken as a whole.

                  (p) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms.

                  (q) All employee benefit plans established, maintained or contributed by the Company comply in all material respects with requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and no such plan incurred or assumed any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or has incurred or assumed any material liability to the Pension Benefit Guaranty Corporation.

         2.       [Intentionally omitted.]

         3. Sale of the Shares. On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to issue and sell the Shares exclusively through the Underwriter, as agent for the Company, to the public and the Underwriter agrees to use its best efforts to sell the Shares as agent for the Company, at the price per share set forth on the cover page of the Prospectus (the "Public Offering Price"). The Company reserves the right to increase the total number of shares offered to the public by up to 172,550 Shares. The Company agrees to pay the Underwriter a commission equal to $___ per Share of the Shares sold through the Underwriter in the Public Offering ("Selling Commission"). The Underwriter may reject any offer to purchase the Shares made through the Underwriter in whole or in part, and any such rejection shall not be deemed a breach of the Underwriter's agreement contained herein.

         4. Sales by the Underwriter. It is understood that, after the Registration Statement becomes effective, you propose to sell the Shares to the public as agent for the Company upon the terms and conditions set forth in the Prospectus. The escrow procedures established by the Underwriter shall comply with Commission Rule 15c2-4 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All subscribers to whom the Underwriter directly sells Shares shall be instructed to make their check for payment of the Shares payable to "Millennium Bankshares Corporation Escrow Account." In addition, the Underwriter shall comply with Rule 15c2-4. The Underwriter shall transmit all funds that it receives from subscribers to SunTrust Bank, the escrow agent (the "Escrow Agent") by noon of the next business day following receipt thereof. Only broker/dealers who are either (i) members in good standing of the National Association of Securities Dealers, Inc. (the "NASD") that are registered with the NASD and maintain net capital pursuant to Rule 15c3-1 promulgated under the Exchange Act of not less than $25,000 or (ii) dealers with their principal places of business


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located  outside the United States,  its territories and its possessions and not registered as brokers or dealers under the Exchange Act, who have agreed not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein shall be designated selected dealers by the Underwriter. The Underwriter shall require all selected dealers to comply with Rule 15c2-4.

         5. Payment and Delivery. The Underwriter shall direct the Escrow Agent to make payment for the Shares sold hereunder by wire transfer. Such payment is to be made at the offices of Millennium Bankshares Corporation, 1601 Washington Plaza, Reston, Virginia 20190, at 10:00 a.m. local time, on or about ________ __, 2001, or at such other time, date and place as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." Unless the transaction is closed book-entry through The Depository Trust Company and no certificates are requested, in which case the procedures applicable thereto shall be complied with, the certificates for the Shares will be delivered in such denominations and in such registrations as the Underwriter requests in writing not later than the third (3rd) full business day prior to the Closing Date, and will be made available for inspection by the Underwriter at least twenty-four (24) hours prior to the Closing Date. Such certificates will be delivered by the Company to the Escrow Agent by 12:00 p.m. on the day prior to the Closing Date, along with addressed labels to be used to mail the certificates to the purchasers thereof. The Company shall direct the Escrow Agent to deliver (i) payment of the portion of the Selling Commission due to the Underwriter by wire transfer or certified or bank cashier's check drawn to the order of the Underwriter in next day funds, to the Underwriter on the Closing Date and (ii) payment of the portion of the Selling Commission due to each selected dealer by wire transfer or certified or bank cashier's check drawn to the order of such selected dealer in next day funds, to each selected dealer on the Closing Date.

         6. Covenants of the Company. The Company covenants and agrees with the Underwriter as follows:

                  (a) The Company will endeavor to cause the Registration Statement to become effective and will advise you promptly and, if requested by you, will confirm such advice in writing (i) when the Registration Statement has become effective and when any amendment thereto thereafter becomes effective,
(ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation or contemplation of any proceeding for such purposes and (iv) within the period of time referred to in Section 6(e), of the happening of any event that makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any addition to or change in the Registration Statement or the Prospectus (as


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McKinnon & Company, Inc.
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Page 7


then amended or supplemented) to state a material fact required to be stated therein or necessary to make the statements therein not misleading or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Securities Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

                  (b) The Company will furnish you, without charge, three signed copies of the Registration Statement as originally filed with the Commission and of each amendment to it, including financial statements and all exhibits thereto, and will also furnish to you, such number of conformed copies of the Registration Statement (without exhibits) as originally filed and of each amendment thereto as you may reasonably request.

                  (c) The Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which you shall not have been advised previously or to which you shall reasonably object in writing promptly after being so advised.

                  (d) Prior to the effective date of the Registration Statement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of each form of preliminary prospectus. The Company consents to the use, in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the Underwriter and by dealers to whom Shares may be sold, prior to the effective date of the Registration Statement, of each preliminary prospectus so furnished by the Company.

                  (e) On the effective date of the Registration Statement and thereafter from time to time, for such period as in the opinion of counsel for the Underwriter a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, the Company will deliver to you and each dealer through whom Shares may be sold without charge (except as provided below) as many copies of the Prospectus (and of any amendment or supplement thereto) as they may reasonably request. The Company consents to the use of such Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the Underwriter and by dealers through whom Shares may be sold, both in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur that in the judgment of the Company, or in the opinion of counsel for the Underwriter, requires that a material fact be stated in the Prospectus (as then amended or supplemented) in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with the Securities Act or any other law, the Company at its own expense (except as provided below) will forthwith prepare and file with the Commission an appropriate amendment or supplement thereto, and will furnish to the Underwriter and each dealer through whom Shares may be sold without charge (except as provided below), a reasonable number of copies thereof.

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                  (f)      If required,  the Company will cooperate with you and
your counsel in connection with the registration or qualification of the Shares for offer and sale by you and by dealers through whom Shares may be sold under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to the service of process in suits, other than those arising out of the offer and sale of the Shares, in any jurisdiction where it is not now so subject.

                  (g) The Company will make generally available to its security holders an earnings statement, which need not be audited, covering a 12-month period commencing after the effective date of the Registration Statement and ending no later than 15 months thereafter, as soon as practicable after the end of such period, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and any applicable regulation.

                  (h) During the period of five years hereafter, the Company will furnish to you without charge (i) as soon as available, a copy of each report of the Company mailed to shareholders or filed with the Commission and (ii) from time to time such other proper information concerning the business and financial condition of the Company as you may reasonably request.

                  (i) Neither the Company nor the directors of the Company will sell, contract to sell or otherwise dispose of any Common Stock or rights to purchase Common Stock, except pursuant to this Agreement, for a period of ___ days after the date of the commencement of the Public Offering, without your prior written consent.

         7.       Costs and Expenses.

                  (a) The Company will pay all costs and expenses incident to the performance by it of its obligations hereunder, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), each preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, during the period specified in Section 6(e) but not exceeding nine months after the date on which the Shares are first offered to the public, (ii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp tax in connection with the original issuance of the Shares, (iii) the preparation and delivery of the preliminary and supplemental Blue Sky Memoranda (including the reasonable fees and disbursements of counsel for the Underwriter relating thereto), (iv) the registration or qualification, if required, of the Shares for offer and sale under the securities or Blue Sky laws of the several states (including the reasonable fees and disbursements of counsel for the Underwriter relating thereto), (v) the fees and expenses of the Company's accountants and the fees and expenses of counsel for the


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Page 9


Company and the Underwriter, (vi) during the period specified in Section 6(e) but not exceeding nine months after the date on which the Shares are first offered to the public, delivery to the Underwriter and dealers through whom Shares may be sold (including postage, air freight and the expenses of counting and packaging) of such copies of the Registration Statement, the Prospectus, each preliminary prospectus and amendments or supplements to the Registration Statement and the Prospectus as may be requested for use by the Underwriter or by dealers through whom Shares may be sold in connection with the offering and sale of the Shares and during such period of time thereafter as the Prospectus is required, in the judgment of the Company or in the opinion of counsel for the Underwriter, to be delivered in connection with the offer and sale of the Shares by you and by dealers, (vii) filing fees with the NASD in connection with the Public Offering, (viii) filing fees and costs associated with the inclusion of the Shares for trading on The Nasdaq Stock Market, Inc. ("Nasdaq"); (ix) the costs of all informational and/or investor due diligence meetings and (x) the performance by the Company of its other obligations under this Agreement. The Underwriter shall pay its own costs and expenses except as otherwise provided in this Agreement.

                  (b) If this Agreement shall be terminated pursuant to any of the provisions hereof (other than by notice given by you terminating this Agreement pursuant to Section 12 hereof), or if this Agreement shall be terminated by you because of any failure or refusal on the part of the Company to comply in any material respect with the terms, or fulfill in any material respect any of the conditions, of this Agreement, the Company agrees without further obligation to reimburse you for all out-of-pocket expenses (including fees and expenses of your counsel) reasonably and actually incurred in connection herewith.

         8. Conditions of the Underwriter's Obligations. The obligations of you hereunder are subject to the following conditions:

                  (a) That the Registration Statement shall have become effective not later than 5:00 p.m., on the date hereof, or at such later date and time as shall be consented to by you.

                  (b) That subsequent to the effective date of the Registration Statement, there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the condition (financial or otherwise), business, properties, net worth or results of operations of the Company or any of the Subsidiaries not contemplated by the Prospectus (or any amendment or supplement thereto) that, in your opinion, would materially adversely affect the market for the Shares.

                  (c) That you shall have received on the Closing Date an opinion dated the Closing Date, from Dain, Oxley, Markley & Nicoli, P.L.L.C., counsel to the Company, to the effect that:

                           (i)      the Company and the  Subsidiaries  have been
duly organized and incorporated or formed, as applicable, are validly existing under the laws of their respective state


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McKinnon & Company, Inc.
____________ ___, 2001
Page 10


or other jurisdiction of incorporation or organization, are in good standing under applicable law and are duly qualified to do business and are in good standing in all jurisdictions that require such qualification or in which the failure to qualify in such jurisdictions could, in the aggregate, have any material adverse effect on the business, condition or properties of the Company or any of the Subsidiaries;

                           (ii)     all of the  shares  of  Common  Stock of the
Company outstanding prior to the issuance of the Shares to be issued and sold by the Company hereunder have been duly authorized and validly issued and are fully paid and nonassessable;

                           (iii)    all of the  outstanding  shares  of  capital
stock or ownership interests of the Subsidiaries are owned by the Company or the Bank, as indicated on Exhibit A, have been duly authorized and validly issued, and are fully paid and nonassessable and, to the knowledge of such counsel, are owned by the Company or the Bank, as the case may be, free and clear of any lien, claim, security interest or other encumbrance, except as otherwise described in the Registration Statement and the Prospectus (or any amendment or supplement thereto) or such as are not material;

                           (iv)     the  Shares  to be  issued  and  sold by the
Company hereunder have been duly authorized, and when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the issuance of such Shares is not subject to any preemptive rights or, to the knowledge of such counsel, similar rights;

                           (v)      the  certificates  for  the  Shares  are  in
proper legal form;

                           (vi)     this  Agreement  has been  duly  authorized,
executed and delivered by the Company;

                           (vii)    neither   the   Company   nor   any  of  the
Subsidiaries, to the knowledge of such counsel, is in violation of its articles of incorporation or bylaws or articles of organization or operating agreement, as applicable, or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness or in any agreement, indenture or other instrument known to such counsel that is material to the conduct of the business of the Company and the Subsidiaries taken as a whole, and the execution, delivery and performance of this Agreement, compliance by the Company with all provisions hereof and the consummation of the transactions contemplated hereby will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the articles of incorporation or bylaws or articles of organization or operating agreement, as applicable, of the Company or any of the Subsidiaries or, to the knowledge of such counsel, any material agreement, indenture or other instrument to which the Company or any of the Subsidiaries is a party or by which either of them is bound, or (assuming compliance with the Securities Act and other securities or Blue Sky laws) violate any law,
administrative   regulation

McKinnon & Company, Inc.
____________ ___, 2001
Page 11


or ruling (except as the indemnification or contribution provisions in this Agreement may be limited by applicable law) or, to the knowledge of such counsel, court decree applicable to the Company or any of the Subsidiaries or any of their respective properties;

                           (viii)   except  for  the  order  of  the  Commission
making the Registration Statement effective and any permits and similar authorizations required under other securities or Blue Sky laws, no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the consummation of the sale of the Shares to the purchasers through the Underwriter as contemplated by this Agreement;

                           (ix)     the  statements  in  the  Prospectus   under
"Description of Capital Stock" and "Supervision and Regulation" insofar as such statements constitute a summary of the documents, legal matters or proceedings referred to therein, fairly and accurately present in all material respects the information with respect to such documents, legal matters or proceedings;

                           (x)      to the knowledge of such counsel,  there are
no pending or threatened legal or governmental proceedings to which the Company or any subsidiary is a party or of which any property of the Company or any subsidiary is the subject, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the financial position or results of operations of the Company and its subsidiaries taken as a whole.

         In rendering the opinions required by this Section 8(c), such counsel may rely, as to matters of fact, upon certificates and representations of officers of the Company and the Bank and on certificates of public officials.

         (d) Dain, Oxley, Markley & Nicoli, P.L.L.C. shall also provide a written statement that nothing has come to their attention that has caused them to believe that the Registration Statement (except for financial statements and schedules and other financial or statistical data included therein, as to which such counsel need make no statement), at the time it became effective or as of the date of their respective opinions, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial or statistical data included therein, as to which such counsel need make no statement), as of the date hereof or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (e) That you shall have received on the Closing Date the opinion of your counsel, Williams, Mullen, Clark & Dobbins, P.C., dated the Closing Date, covering such matters as you may have reasonably requested.

McKinnon & Company, Inc.
____________ ___, 2001
Page 12


         (f) That you shall have received letters addressed to you and dated ________ __, 2001, the date hereof and the Closing Date from Thompson, Greenspon & Co., P.C., independent public accountants, substantially in the form heretofore approved by you.

         (g) That (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any material change in the capital stock of the Company nor any material increase in long-term debt of the Company or any of the Subsidiaries from that set forth or contemplated in the Registration Statement and the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and the Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or otherwise), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole; (iv) neither the Company nor any of the Subsidiaries shall have any material liability or obligation, direct or contingent, other than those liabilities or obligations reflected in the Registration Statement and the Prospectus (or any amendment or supplement thereto) or incurred or arising in the ordinary course of business; and (v) all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and the Closing Date as if made on and as of such date, and you shall have received a certificate, dated the Closing Date and signed by the President and the chief financial officer of the Company, to the effect set forth in this Section 8(g) and Section 8(h) below.

         (h) That the Company shall not have failed at or prior to the Closing Date to have performed or complied in any material respect with any of the agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

         (i) The Company shall have furnished you such further certificates and documents confirming the representations and warranties contained herein and related matters as you may reasonably have requested.

         (j) The Company shall have received agreements from the directors and certain executive officers of the Company that they will not sell, contract to sell or otherwise dispose of any Common Stock or rights to purchase Common Stock (except for financial hardship or family emergency) for a period of ___ days after the commencement of the Public Offering, without the prior written consent of the Underwriter.

         9. Conditions to the Obligations of the Company. The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at or before 5:00 p.m., on the date of this Agreement, or such later time and date to which the Company and the Underwriter may from

McKinnon & Company, Inc.
____________ ___, 2001
Page 13


time to time consent, the Registration Statement shall have become effective; at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened; and the Escrow Agent shall have tendered to the Corporation payment for the Shares.

         10.      Indemnification and Contribution.

                  (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities or expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement based upon information relating to the Underwriter furnished in writing to the Company by or on behalf of the Underwriter expressly for use in connection therewith; provided that the indemnification contained in this paragraph with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter (or any person controlling the Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by the Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person with or prior to the written confirmation of the sale involved (or any supplement to the Prospectus at the time of such confirmation was not so delivered or sent) and the statement or omission giving rise to such loss, claim, damage, liability or expense was contained in the preliminary prospectus and corrected in the Prospectus (or any supplement thereto at the time such confirmation was delivered or sent).

                  (b) If any action or claim shall be brought against the Underwriter or any person controlling the Underwriter, in respect of which indemnity may be sought against the Company in accordance with Section 10(a), the Underwriter shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel and payment of all reasonable fees and expenses. The Underwriter or any such person controlling the Underwriter shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded party) include both the Underwriter or controlling person and the Company and representations of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (in which case, if such Underwriter or controlling person notifies the Company in writing that it elects to employ separate counsel at the expense of

McKinnon & Company, Inc.
____________ ___, 2001
Page 14


the Company, the Company shall not have the right to assume the defense of such action on behalf of the Underwriter or such controlling person, it being understood, however, that the Company shall not, in connection with any such action or separate but substantially related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Underwriter and controlling persons, which firm shall be designated in writing by you). The Company shall not be liable for any settlement of any such action effected without the written consent of the Company, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the Company agrees to indemnify and hold harmless the Underwriter and any such controlling person from and against any loss, liability, damage or expense by reason of such settlement or judgment.

                  (c) The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement any person controlling the Company to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with respect to information in the last paragraph on the front cover of the Prospectus and in the section of the Prospectus entitled "Underwriting," which were furnished by or on behalf of the Underwriter expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Company, its directors, any such officer or any such controlling person based on the Registration Statement, the Prospectus or any preliminary prospectus, or any amendment or supplement thereto and in respect of which indemnity may be sought against the Underwriter, the Underwriter shall have the rights and duties given to the Company by Section 10(b) hereof (except that if the Company shall have assumed the defense thereof, the Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Underwriter), and the Company, its directors, any such officer, any such controlling person shall have the rights and duties given to the Underwriter by Section 10(b) above.

                  (d) If the indemnification of the Underwriter or the Company provided for in this Section 10 is unavailable as a matter of law to the Underwriter or the Company, as the case may be, in respect of any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability or expense (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, as the case may be, on the one hand and the Underwriter on the other from the Public Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other in connection with the statements or omissions that resulted in such loss, claim, damage, liability or expense, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the Public Offering

McKinnon & Company, Inc.
____________ ___, 2001
Page 15


(before deducting expenses) received by the Company, bear to the total underwriting commissions received by the Underwriter as set forth in the table on the cover page of the Prospectus (as amended or supplemented) and in the section entitled "Underwriting" in the Prospectus (as amended or supplemented). The relative fault of the Company on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company on the one hand or by the Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 10(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses actually and reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it as agent for the Company exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentations.

                  (e) In any proceeding relating to the Registration Statement, any preliminary prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this
Section 10 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

                  (f) The indemnity and contribution agreements contained in this Section 10 and the respective agreements, representations, warranties and other statements of the Company or its officers and the Underwriter set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter or the Company or any person controlling the Underwriter, the Company or its directors, officers (or any person controlling the Company), (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor of the Underwriter or the Company or its directors or officers referred to above (or of any person

McKinnon & Company, Inc.
____________ ___, 2001
Page 16


controlling the Underwriter or the Company) shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this
Section 10.

         11. Effective Date of Agreement. This Agreement shall become effective when notification of the effectiveness of the Registration Statement has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company by notifying you, or by you by notifying the Company; provided, however, that the provisions of this
Section 11 and of Section 7 and Section 10 hereof shall at all times be effective.

         12. Termination of Agreement. This Agreement shall be subject to termination in your sole discretion, without liability on your part, by notice given to the Company, if prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange or Nasdaq shall have been suspended or materially limited, (ii) a general moratorium on commercial banking or thrift activities in Virginia or the United States shall have been declared by either federal or state authorities or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to proceed with the Public Offering. Notice of such cancellation shall be given to the Company by telegraph or telephone but shall be subsequently confirmed by letter.

         13. Notices. All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or telecopied and confirmed as follows: if to the Underwriter, to McKinnon & Company, Inc., 555 Main Street, Suite 1212, Norfolk, Virginia 23510, Attention: William J. McKinnon, Jr.; if to the Company, to Millennium Bankshares Corporation, 1601 Washington Plaza, Reston, Virginia 20190, Attention: Carroll C. Markley.

         14. Successors. This Agreement has been and is made solely for the benefit of the Underwriter, the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. The term "successor" shall not include any purchaser of the Shares merely because of such purchase.

         15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         16. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Virginia.

McKinnon & Company, Inc.
____________ ___, 2001
Page 17


         If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

                                       Very truly yours,

                                       MILLENNIUM BANKSHARES
                                         CORPORATION


                                       By:
                                           -------------------------------------
                                           Carroll C. Markley
                                           President and Chief Executive Officer


The foregoing  Underwriting Agreement
is hereby confirmed and accepted as of
the date first above written.

McKINNON & COMPANY, INC.


By:
    ----------------------------------
    William J. McKinnon, Jr.
    President

                                                                       Exhibit A


                                 Subsidiaries of
                        Millennium Bankshares Corporation
                        ---------------------------------


Subsidiaries of Millennium Bankshares Corporation

         Millennium Bank, National Association

         Millennium Brokerage Services, Inc.

         Millennium e-Banking Solutions, L.L.C.

         Millennium Insurance Services, Inc.


Subsidiaries of Millennium Bank, National Association

         Millennium Capital, Inc. (100% owned)

         Millennium Residential Funding, L.L.C. (51% owned)

         Millennium Wholesale Lending, L.L.C. (51% owned)

         Go Lender Direct, L.L.C. (51% owned)